As filed with the Securities and Exchange Commission on June 21, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INC Research Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3403111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604-1547

Telephone: (919) 876-9300

Facsimile: (919) 876-9360

(Address of principal executive offices)

INC Research Holdings, Inc. 2016 Employee Stock Purchase Plan

INC Research Holdings, Inc. 2014 Equity Incentive Plan

(Full title of the plan)

D. Jamie Macdonald, Chief Executive Officer

Christopher L. Gaenzle, Esq., Chief Administrative Officer, General Counsel and Secretary

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604-1547

Telephone: (919) 876-9300

Facsimile: (919) 876-9360

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Marc R. Paul

Baker & McKenzie LLP

815 Connecticut Avenue, N.W.

Washington, DC 20006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value US$0.01 per share, issuable under the 2016 Employee Stock Purchase Plan	1,000,000	$37.99	$37,990,000	$3,825.59
Common Stock, par value US$0.01 per share, issuable under the 2014 Equity Incentive Plan, as Amended and Restated	1,300,000(3)	$37.99	$49,387,000	$4,973.27
Total	2,300,000		$87,377,000	$8,798.86

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities as may be issuable under the 2016 Employee Stock Purchase Plan or the 2014 Equity Incentive Plan, as Amended and Restated, by reason of any stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low sales prices for Common Stock on the NASDAQ Global Select Market exchange on June 20, 2016.
(3)	Represents shares of Registrant’s common stock that were added to the INC Research Holdings, Inc. 2014 Equity Incentive Plan pursuant to a share reserve increase approved by the Registrant’s shareholders on May 24, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by INC Research Holdings, Inc. (the “Registrant”) to register (i) common stock of the Registrant issuable under the INC Research Holdings, Inc. 2016 Employee Stock Purchase Plan (the “2016 ESPP”) and (ii) an additional 1,300,000 shares of the Registrant’s common stock issuable under the INC Research Holdings, Inc. 2014 Equity Incentive Plan, as Amended and Restated (the “2014 Plan,” and together with the 2016 ESPP, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Items 1 and 2 of Part I of Form S-8. The document or documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b) under the Securities Act. No such document is being filed with the Commission as part of this Registration Statement or a prospectus or prospectus supplement pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with or furnished to the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated into this Registration Statement by reference and shall be deemed to be a part hereof:

(a) The Registrant’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Registrant’s latest fiscal year end, including all material incorporated by reference therein;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above;

(c) The description of the Common Stock that is contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC pursuant to Section 12 of the Exchange Act on November 5, 2014, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, or the DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated certificate of incorporation authorizes the indemnification of its officers and directors, consistent with Section 145 of the DGCL. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. As permitted by the DGCL, our amended and restated certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated certificate of incorporation and bylaws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

The Registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of INC Research Holdings, Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on November 13, 2014.

4.2	Amended and Restated Bylaws of INC Research Holdings, Inc. Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on November 13, 2014.

4.3*	INC Research Holdings, Inc. 2016 Employee Stock Purchase Plan.

4.4*	INC Research Holdings, Inc. 2014 Equity Incentive Plan, as Amended and Restated.

5.1*	Opinion of Baker & McKenzie LLP.

23.1*	Consent of Baker & McKenzie LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this 21st day of June, 2016.

INC Research Holdings, Inc.

By:	/s/ Christopher L. Gaenzle
Christopher L. Gaenzle Chief Administrative Officer, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of D. Jamie Macdonald, Gregory S. Rush and Christopher L. Gaenzle, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including all post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ D. Jamie Macdonald	Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2016
D. Jamie Macdonald

/s/ Gregory S. Rush	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	June 21, 2016
Gregory S. Rush

/s/ David Y. Norton	Chairman and Director	June 21, 2016
David Y. Norton

/s/ Robert W. Breckon	Director	June 21, 2016
Robert W. Breckon

/s/ David Burgstahler	Director	June 21, 2016
David Burgstahler

/s/ Charles C. Harwood, Jr.	Director	June 21, 2016
Charles C. Harwood, Jr.

/s/ Richard N. Kender	Director	June 21, 2016
Richard N. Kender

/s/ Terry Woodward	Director	June 21, 2016
Terry Woodward

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of INC Research Holdings, Inc. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on November 13, 2014.

4.2	Amended and Restated Bylaws of INC Research Holdings, Inc. Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on November 13, 2014.

4.3*	INC Research Holdings, Inc. 2016 Employee Stock Purchase Plan.

4.4*	INC Research Holdings, Inc. 2014 Equity Incentive Plan, as Amended and Restated.

5.1*	Opinion of Baker & McKenzie LLP.

23.1*	Consent of Baker & McKenzie LLP. Incorporated by reference to Exhibit 5.1 to this Registration Statement.

23.2*	Consent of Ernst & Young LLP.

24.1*	Powers of Attorney (included in the signature page to this Registration Statement).

*	Filed herewith.